UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, AstroNova, Inc. (the “Company”), announced that on July 31, 2025, its Board of Directors appointed Jorik Ittmann, the Company’s Senior Vice President of Product Identification, to become its new President and Chief Executive Officer and a member of its Board of Directors, effective as of August 15, 2025. Also on July 31, 2025, the Board of Directors appointed Darius G. Nevin, a member of the Board of Directors and the Company’s Interim President and Chief Executive Officer, as the Executive Chairman of the Board of Directors. Mr. Nevin will step down as Interim President and Chief Executive Officer on August 15, 2025 when Mr. Ittmann assumes the role of President and Chief Executive Officer.

Mr. Ittmann, 47, joined the Company in September 2024 as Vice President of Sales and Marketing for the Product Identification segment and was promoted to Senior Vice President of Product Identification in June 2025. Mr. Ittmann brings more than 20 years of global sales and business development experience across the healthcare and printing technology industries. Prior to joining AstroNova, Mr. Ittmann served as the Chief Revenue Officer at Health Link Solutions LLC, a provider of patient safety products based in St, Louis, MO, from January 2015 through September 2024. Mr. Ittmann was Vice President of Healthcare North America at Zebra Technologies International, LLC, a subsidiary of Zebra Technologies Corporation, a provider of products and services to digitize and automate frontline workflows, from July 2012 to January 2014. Prior to that, Mr. Ittmann served as Vice President, Worldwide Sales from November 2007 to July 2012 and International Director of Sales Development from November 2004 to November 2007 at LaserBand LLC, a provider of patient identification products, before that company’s acquisition by Zebra Technologies in July 2012.

Padraig Finn, the Company’s Director of Sales EMEA, will succeed Mr. Ittmann as the Company’s Senior Vice President of Product Identification.

On August 2, 2025, in connection with Mr. Ittmann’s appointment as the Company’s new President and Chief Executive Officer, the Company entered into a letter agreement (the “Ittmann Letter Agreement”) with Mr. Ittmann, which provides for the terms of Mr. Ittmann’s employment by the Company as its President and Chief Executive Officer.

Mr. Ittmann’s annual base salary will be $360,000. Mr. Ittmann’s target bonus under the Company’s Senior Executive Short-Term Incentive Program for fiscal year 2026 (the “2026 STIP”) will be increased to 70% of his base salary, which for purposes of the 2026 STIP will be the amount of salary actually paid to Mr. Ittmann by the Company in fiscal year 2026. Mr. Ittmann’s performance goals under the 2026 STIP will be adjusted to be:

•	AstroNova Revenue: 25%;

•	AstroNova Adjusted Operating Cash Flow: 25%; and

•	AstroNova Adjusted EBITDA: 50%.

The definition of the performance goals, the methods for calculating bonuses earned under the 2026 STIP and the other terms of the 2026 STIP remain unchanged from those previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2025 and June 16, 2025. In addition, the Company will issue to Mr. Ittmann a stock-settled performance award pursuant to the Company’s 2018 Equity Incentive Plan (a “Stock-Settled Performance Award”) with a reference value of $115,753. The terms of the award, including the performance period and performance goals thereunder, will be the same as the terms previously described by the Company in its Current Report on Form 8-K filed with the SEC on June 12, 2025.

The Company also agreed to issue to Mr. Ittmann a time-based restricted stock unit for a number of shares of the Company’s Common Stock with a value of $1,500,000, based on the closing price of the Company’s common stock on August 15, 2025. These restricted stock units will vest and be settled on August 15, 2028. However, if the Company terminates Mr. Ittmann’s employment as the Company’s President and Chief Executive Officer without Cause (as defined in the Ittmann Letter Agreement) prior to the earlier of (a) the third anniversary of the Ittmann Letter Agreement and (b) the consummation of a Change-In-Control (as defined in the Ittmann Letter Agreement), a pro rata portion of the restricted stock units, based on the number of days Mr. Ittmann actually serves as the Company’s President and Chief Executive Officer, will immediately vest. The restricted stock units will be governed by and subject to the Company’s 2018 Equity Incentive Plan and the form of time-based restricted stock unit previously approved by the Human Capital and Compensation Committee of the Company’s Board of Directors.

Under the terms of the Ittmann Letter Agreement, if, prior to August 15, 2028, the Company sells a material portion of its business (as determined by the Board or a designated committee thereof) or a Change-In-Control occurs, in either case in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company (a “Triggering Transaction”), Mr. Ittmann will be entitled to receive a payment, in the same form as is paid or distributed to the shareholders of the Company in connection with the Triggering Transaction, in the amount that would have been distributable with respect to the number of shares of the Company’s common stock underlying the restricted stock units described above that remain unvested immediately following the consummation of the Triggering Transaction . Mr. Ittmann’s eligibility to receive this payment is conditioned upon his continuing employment by the Company through the date the Triggering Transaction is consummated. Restricted stock units for which vesting is accelerated or for which payment is otherwise made in connection with a Triggering Transaction will be excluded from the calculation of any amount payable to Mr. Ittmann.

The Ittmann Letter Agreement provides that if Company terminates Mr. Ittmann’s employment without Cause, except in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, he will be entitled to partial salary continuation for a period of 52 weeks. The amount potentially payable will be equal to his base salary in effect at the time of his termination if the termination occurs on August 15, 2025, decreasing ratably over time such that no salary continuation will be owed in connection with a termination occurring on or after August 15, 2028. In the event that Mr. Ittmann’s employment by the Company is terminated in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, whether with or without Cause, no severance will be payable.

The Company will reimburse Mr. Ittmann for all reasonable travel-related expenses incurred in connection with his duties, including airfare between St. Louis, Missouri and the Company’s headquarters West Warwick, Rhode Island and car rental and reasonable lodging expenses. If any reimbursed amounts are treated as taxable income, the Company will provide a tax gross-up to Mr. Ittmann in an amount necessary to place Mr. Ittmann in the same after-tax position as if no such tax liability had arisen.

In connection with the changes to the Company’s executive leadership team, on August 2, 2025, the Company also entered into letter agreements (the “Executive Letter Agreements”) with Thomas DeByle, the Company’s Vice President, Chief Financial Officer and Treasurer, Tom Carll, the Company’s Senior Vice President, Aerospace, and Michael Natalizia, the Company’s Vice President, Technology & Strategic Alliances and Chief Technology Officer (collectively, the “Executives”).

Under the terms of the Executive Letter Agreements:

•	the Executives’ annual base salaries will be adjusted as follows, effective as of August 15, 2025:

Name	Salary
Thomas DeByle	$425,000
Tom Carll	$280,000
Michael Natalizia	$280,000

•

the Executives’ target bonuses under the 2026 STIP, expressed as a percentage of the amount of salary actually paid to the Executives by the Company in fiscal year 2026, will be adjusted to be as follows:

Name	Target Bonus
Thomas DeByle	70%
Tom Carll	45%
Michael Natalizia	45%

•

on August 15, 2025, the Company will issue to the Executives Stock-Settled Performance Awards with the following reference values, which shall otherwise have the same terms as the Stock-Settled Performance Award to be issued to Mr. Ittmann pursuant to the Ittmann Letter Agreement:

Name	Reference Value
Thomas DeByle	$82,185
Tom Carll	$11,112
Michael Natalizia	$12,964

•

on August 15, 2025, the Company will issue to the Executives time-based restricted stock units for a number of shares of the Company’s Common Stock with values set forth below, based on the closing price of the Company’s common stock on August 15, 2025, which shall otherwise have the same terms as the time-based restricted stock units to be issued to Mr. Ittmann pursuant to the Ittmann Letter Agreement:

Name	Value of Shares of Common Stock Subject to Restricted Stock Units
Thomas DeByle	$1,000,000
Tom Carll	$500,000
Michael Natalizia	$250,000

•

if the Company completes a Triggering Transaction before August 15, 2028, the Executives will be entitled to receive payments on substantially the same terms as provided in the Ittmann Letter Agreement, except that the amounts of such payments shall be calculated for each Executive based on the respective time-based restricted stock units issued to them;

•

if Company terminates an Executive’s employment without Cause, except in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, that Executive will be entitled to the partial salary continuation for a period of 52 weeks; the amount potentially payable will be equal to his base salary in effect at the time of his termination if the termination occurs on August 15, 2025, decreasing ratably over time such that no salary continuation will be owed in connection with a termination occurring on or after August 15, 2028; no severance will be payable as a result of a termination of employment in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, whether with or without Cause.

In addition, the Executive Letter Agreement with Mr. DeByle provides that if Mr. DeByle’s employment with the Company terminates after June 17, 2027 as a result of his bona fide retirement, all of his then-outstanding time-based restricted stock units, including the time-based restricted stock units to be issued pursuant to the Executive Letter Agreement with Mr. DeByle, will continue to vest over time as if he were still employed.

The descriptions of the Ittmann Letter Agreement and the Executive Letter Agreements contained herein are qualified in their entirety by reference to the full text of the Ittmann Letter Agreement and the Executive Letter Agreements, which are attached as Exhibits 10.1 through 10.4 hereto and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Letter agreement dated August 2, 2025 between Jorik Ittmann and AstroNova, Inc.

10.2	Letter agreement dated August 2, 2025 between Thomas DeByle and AstroNova, Inc.

10.3	Letter agreement dated August 2, 2025 between Tom Carll and AstroNova, Inc.

10.4	Letter agreement dated August 2, 2025 between Michael Natalizia and AstroNova, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: August 4, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer